Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Reports Fourth Quarter and Full Year 2013 Results

and Provides 2014 Guidance

Company Declares Quarterly Dividend

OMAHA, NE, January 30, 2014 – West Corporation (Nasdaq:WSTC), a leading provider of technology-driven communication services, today announced its fourth quarter and full year 2013 results.

Key Quarterly Highlights:

Unaudited, in millions except per share	Three Months Ended Dec. 31,			Twelve Months Ended Dec. 31,
	2013	2012	% Change	2013	2012	% Change
Consolidated Revenue	$687.6	$680.2	1.1%	$2,685.9	$2,638.0	1.8%
Platform-based Revenue[1]	495.8	479.9	3.3%	1,955.2	1,886.5	3.6%
Adjusted EBITDA[2]	178.4	186.5	-4.3%	704.4	686.9	2.6%
EBITDA[2]	175.8	182.0	-3.4%	664.7	663.1	0.2%
Adjusted Operating Income[2]	144.9	146.3	-1.0%	575.3	567.8	1.3%
Operating Income	128.8	125.1	2.9%	480.2	478.2	0.4%
Pro Forma Adjusted Net Income[2,3]	N/A	N/A	N/A	244.8	N/A	N/A
Adjusted Net Income[2]	63.6	47.0	35.6%	229.3	190.2	20.6%
Net Income	50.3	32.7	53.9%	143.2	125.5	14.1%
Pro Forma Adjusted EPS—Diluted[2]	N/A	N/A	N/A	2.88	N/A	N/A
Adjusted Earnings per Share—Diluted[2]	0.75	0.74	1.4%	2.86	2.99	-4.3%
Earnings per Share—Diluted	0.59	0.51	15.7%	1.78	1.98	-10.1%
Free Cash Flow[2,4]	66.9	37.3	79.3%	255.7	193.4	32.2%
Cash Flows from Operations	107.4	75.0	43.2%	384.1	318.9	20.4%
Cash Flows used in Investing	(46.3)	(36.3)	27.6%	(135.5)	(201.6)	-32.8%
Cash Flows used in Financing	(42.7)	(9.3)	NM	(196.8)	(33.1)	NM

“West Corporation finished 2013 with its 27th consecutive year of revenue growth, record adjusted EBITDA and record cash flows from operations,” said Tom Barker, CEO. “The strong profitability and cash flow generation of the Company reinforces the strength of our business model and provides us with the flexibility to return capital to our shareholders and fund our growth initiatives.”

Dividend

The Company today also announced a $0.225 per common share quarterly dividend. The dividend is payable February 20, 2014, to shareholders of record as of the close of business on February 10, 2014.

Consolidated Operating Results

For the fourth quarter of 2013, revenue was $687.6 million compared to $680.2 million for the same quarter of the previous year, an increase of 1.1 percent. For the year ended December 31, 2013, revenue was $2,685.9 million compared to $2,638.0 million for 2012, an increase of 1.8 percent. Growth in consolidated revenue was driven by the Company’s platform-based businesses,1 which had revenue of $495.8 million in the fourth quarter of 2013, an increase of 3.3 percent over the same quarter of the previous year. Revenue from platform-based businesses increased 3.6 percent in 2013 to $1,955.2 million while revenue from agent-based businesses decreased 2.6 percent in 2013 to $742.2 million.

The Unified Communications segment had revenue of $377.0 million in the fourth quarter of 2013, an increase of 3.8 percent over the same quarter of the previous year. The Communication Services segment had revenue of $324.4 million in the fourth quarter of 2013, an increase of 1.2 percent over the same quarter of the previous year. For 2013, the Unified Communications segment had revenue of $1,498.2 million, an increase of 3.2 percent over 2012. The Communication Services segment had revenue of $1,223.9 million in 2013, an increase of 2.1 percent over 2012.

Adjusted EBITDA2 for the fourth quarter of 2013 was $178.4 million compared to $186.5 million for the fourth quarter of 2012. Adjusted EBITDA for 2013 was $704.4 million, or 26.2 percent of revenue, compared to $686.9 million, or 26.0 percent of revenue, in 2012. EBITDA2 was $175.8 million in the fourth quarter of 2013 compared to $182.0 million in the fourth quarter of 2012, a decrease of 3.4 percent. EBITDA was $664.7 million in 2013 compared to $663.1 million in 2012.

Adjusted operating income2 for the fourth quarter of 2013 was $144.9 million, or 21.1 percent of revenue, compared to $146.3 million, or 21.5 percent of revenue in the same quarter of 2012, a decrease of 1.0 percent. Operating income was $128.8 million in the fourth quarter of 2013 compared to $125.1 million in the fourth quarter of 2012, an increase of 2.9 percent. For the full year 2013, adjusted operating income was $575.3 million compared to $567.8 million in 2012, an increase of 1.3 percent. Operating income for 2013 was $480.2 million, 0.4 percent higher than 2012 operating income of $478.2 million.

[1]	Platform-based businesses include the Unified Communications segment, Intrado, West Interactive and HyperCube. Platform and agent-based revenue are presented prior to intercompany eliminations.
[2]	See Reconciliation of Non-GAAP Financial Measures below.
[3]	Reflects the impact of post-IPO reduced debt balances and lower interest rates resulting from the Company’s pricing amendments to its senior secured term loan facilities completed in February 2013 and redemption of the $450 million senior subordinated notes as if these transactions had been completed on January 1, 2013. Pro forma results also present shares outstanding as if the Company’s IPO had been completed on January 1, 2013.
[4]	Free cash flow is calculated as cash flows from operations less cash capital expenditures.

N/A: Not Applicable

NM: Not Meaningful

Adjusted net income2 was $63.6 million in the fourth quarter of 2013, an increase of 35.6 percent from the same quarter of 2012. Net income increased 53.9 percent to $50.3 million in the fourth quarter of 2013, compared to $32.7 million in the same quarter of 2012. In 2013, adjusted net income was $229.3 million, an increase of 20.6 percent over 2012. Net income in 2013 was $143.2 million compared to net income of $125.5 million in 2012, an increase of 14.1 percent. The improvement in profitability was driven by lower interest expense resulting from deleveraging and lower cost of debt.

Balance Sheet, Cash Flow and Liquidity

At December 31, 2013, West Corporation had cash and cash equivalents totaling $230.0 million and working capital of $363.9 million. Interest expense was $51.4 million during the three months ended December 31, 2013 compared to $77.1 million during the comparable period the prior year. Interest expense was $232.9 million in 2013 compared to $269.2 million in 2012.

The Company’s net debt to pro forma adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities, was 4.62x at December 31, 2013.

“West Corporation finished the year with a stronger balance sheet and improved profitability. During 2013, we reduced our interest expense by $36 million and improved our leverage from 5.34x to 4.62x,” said Paul Mendlik, CFO. “In January 2014, we completed a repricing amendment to our senior secured credit agreement which will decrease our annual cash interest expense by approximately $12 million. We will continue to evaluate opportunities to further reduce our debt and interest expense during 2014.”

Cash flows from operations were $384.1 million for the twelve months ended December 31, 2013 compared to $318.9 million in 2012. Free cash flow2,4 increased 32.2 percent to $255.7 million in 2013 compared to $193.4 million in 2012.

During the fourth quarter of 2013, the Company invested $49.6 million, or 7.2 percent of revenue, in capital expenditures primarily for software and computer equipment. For the full year 2013, the Company invested $127.7 million, or 4.8 percent of revenue, in capital expenditures.

2014 Guidance

For 2014, the Company expects the results presented below. This guidance assumes no acquisitions or changes in the current operating environment, capital structure or exchange rates, but does include the January 2014 repricing amendment to the Company’s senior secured credit agreement. The two most significant exchange rates used for 2014 guidance are the British Pound Sterling at 1.6158 and the Euro at 1.3258.

In millions except per share and leverage ratio	2013 Actual	2014 Guidance
Consolidated Revenue	$2,685.9	$2,700 - $2,755
Platform-based Revenue[1]	$1,955.2	$2,000 - $2,033
Agent-based Revenue	$742.2	$710 - $730
Adjusted EBITDA[2]	$704.4	$690 - $719
EBITDA[2]	$664.7	$677 - $706
Adjusted Operating Income[2]	$575.3	$547 - $576
Operating Income	$480.2	$488 - $517
Adjusted Net Income[2]	$229.3	$232 - $247
Net Income	$143.2	$185 - $200
Adjusted Earnings per Share—Diluted[2]	$2.86	$2.72 - $2.89
Earnings per Share—Diluted	$1.78	$2.17 - $2.34
Free Cash Flow[2,4]	$255.7	$225 - $250
Cash Flows from Operations	$384.1	$375 - $400
Capital Expenditures	$127.7	$140 - $160
Net Debt to pro forma Adjusted EBITDA ratio	4.62x	4.4x - 4.5x
Full year average diluted share count	80.318	85.3 - 85.5

“Our focus for revenue growth in 2014 is in our IP-based UC solutions, emergency communications and interactive services businesses. This growth is expected to be offset by a slight decrease in agent-based revenue, the loss of a large conferencing client and several one-time items we had in 2013. The revenue impact in 2014 of the client loss and one-time items is expected to be approximately $52 million and the EBITDA impact is expected to be approximately $26 million,” said Tom Barker. “Our platform-based businesses continue to grow and we anticipate another year of strong earnings and operating cash flow which will allow us to continue to fund future growth and maintain our dividend.”

Conference Call

The Company will hold a conference call to discuss these topics on Friday, January 31, 2014 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq:WSTC) is a leading provider of technology-driven communication services. West offers its clients a broad range of communications and network infrastructure solutions that help them manage or support critical communications. West’s customer contact solutions and conferencing services are designed to improve its clients’ cost structure and provide reliable, high-quality services. West also provides mission-critical services, such as public safety and emergency communications.

Founded in 1986 and headquartered in Omaha, Nebraska, West serves Fortune 1000 companies and other clients in a variety of industries, including telecommunications, retail, financial services, public safety, technology and healthcare. West has sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. The statements contained in the 2014 guidance are forward-looking statements. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in West’s highly competitive industries; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending West against intellectual property infringement claims; extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions and integrate or achieve the objectives of its recent and future acquisitions; future impairments of our substantial goodwill, intangible assets, or other long-lived assets; and West’s ability to recover consumer receivables on behalf of its clients. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except selected per share and operating data)

	Three Months Ended December 31,
	2013	2012		2013
	Actual	Actual	% Change	Adjusted (2)
Revenue	$687,570	$680,171	1.1%	$687,570
Cost of services	329,040	317,772	3.5%	329,040
Selling, general and administrative expenses	229,770	237,257	-3.2%	213,632

Operating income	128,760	125,142	2.9%	144,898
Interest expense, net	51,296	76,995	-33.4%	46,760
Other expense (income), net	(703)	(9,730)	NM	(703)

Income before tax	78,167	57,877	35.1%	98,841
Income tax	27,836	25,170	10.6%	35,198

Net income	$50,331	$32,707	53.9%	$63,643

Weighted average shares outstanding:
Basic	83,627	61,802		83,627
Diluted	85,088	63,521		85,088
Earnings per share:
Basic	$0.60	$0.53	13.2%	$0.76
Diluted	$0.59	$0.51	15.7%	$0.75
SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$377,025	$363,120	3.8%
Communication Services	324,440	320,509	1.2%
Intersegment eliminations	(13,895)	(3,458)	NM

Total	$687,570	$680,171	1.1%

Depreciation:
Unified Communications	$17,105	$15,104	13.2%
Communication Services	12,422	12,352	0.6%

Total	$29,527	$27,456	7.5%

Amortization:
Unified Communications—SG&A	$5,878	$6,827	-13.9%
Communication Services—COS	2,676	2,377	12.6%
Communication Services—SG&A	7,625	9,909	-23.0%
Corporate—deferred financing costs	4,536	4,016	12.9%

Total	$20,715	$23,129	-10.4%

Share-based Compensation
Unified Communications	$1,121	$1,198	-6.4%
Communication Services	1,280	1,375	-6.9%

Total	$2,401	$2,573	-6.7%

Cost of services:
Unified Communications	$163,605	$156,292	4.7%
Communication Services	178,606	164,351	8.7%
Intersegment eliminations	(13,171)	(2,871)	NM

Total	$329,040	$317,772	3.5%

Selling, general and administrative expenses:
Unified Communications	$114,153	$115,550	-1.2%
Communication Services	116,341	122,295	-4.9%
Intersegment eliminations	(724)	(588)	NM

Total	$229,770	$237,257	-3.2%

Operating income:
Unified Communications	$99,267	$91,279	8.8%	$106,287
Communication Services	29,493	33,863	-12.9%	38,611

Total	$128,760	$125,142	2.9%	$144,898

Operating margin:
Unified Communications	26.3%	25.1%		28.2%
Communication Services	9.1%	10.6%		11.9%

Total	18.7%	18.4%		21.1%

SELECTED OPERATING DATA:
Revenue from platform-based services (1)	$495,808	$479,884	3.3%
Revenue from agent-based services	$195,085	$203,196	-4.0%

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except selected per share and operating data)

	Twelve Months Ended December 31,
	2013	2012		2013	2013 Adj.
	Actual	Actual	% Change	Adjusted (2)	Pro Forma (2,3)
Revenue	$2,685,855	$2,638,024	1.8%	$2,685,855	$2,685,855
Cost of services	1,260,579	1,224,459	2.9%	1,260,579	1,260,579
Selling, general and administrative expenses	945,062	935,390	1.0%	850,022	850,022

Operating income	480,214	478,175	0.4%	575,254	575,254
Interest expense, net	232,606	268,828	-13.5%	214,360	189,650
Subordinated debt call premium and accelerated amortization of deferred financing costs	23,105	2,715	NM	—	—
Other expense (income), net	(2,258)	(977)	NM	(2,258)	(2,258)

Income before tax	226,761	207,609	9.2%	363,152	387,862
Income tax	83,559	82,068	1.8%	133,819	143,086

Net income	$143,202	$125,541	14.1%	$229,333	$244,776

Weighted average shares outstanding:
Basic	78,875	61,528		78,875	83,543
Diluted	80,318	63,523		80,318	84,986
Earnings per share:
Basic	$1.82	$2.04	-10.8%	$2.91	$2.93
Diluted	$1.78	$1.98	-10.1%	$2.86	$2.88
SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$1,498,213	$1,451,301	3.2%
Communication Services	1,223,855	1,198,320	2.1%
Intersegment eliminations	(36,213)	(11,597)	NM

Total	$2,685,855	$2,638,024	1.8%

Depreciation:
Unified Communications	$65,027	$59,851	8.6%
Communication Services	49,672	47,604	4.3%

Total	$114,699	$107,455	6.7%

Amortization:
Unified Communications—SG&A	$24,600	$28,403	-13.4%
Communication Services—COS	10,247	9,119	12.4%
Communication Services—SG&A	30,738	37,445	-17.9%
Corporate—deferred financing costs	18,246	14,606	24.9%
Corporate—accelerated amortization of deferred financing costs	6,603	2,715	NM

Total	$90,434	$92,288	-2.0%

Share-based Compensation
Unified Communications	$4,911	$7,190	-31.7%
Communication Services	5,644	8,499	-33.6%
Corporate	—	10,160	NM

Total	$10,555	$25,849	-59.2%

Cost of services:
Unified Communications	$639,105	$616,899	3.6%
Communication Services	655,380	616,894	6.2%
Intersegment eliminations	(33,906)	(9,334)	NM

Total	$1,260,579	$1,224,459	2.9%

Selling, general and administrative expenses:
Unified Communications	$472,672	$449,836	5.1%
Communication Services	474,697	487,818	-2.7%
Intersegment eliminations	(2,307)	(2,264)	NM

Total	$945,062	$935,390	1.0%

Operating income:
Unified Communications	$386,436	$384,565	0.5%	$433,741
Communication Services	93,778	93,610	0.2%	141,513

Total	$480,214	$478,175	0.4%	$575,254

Operating margin:
Unified Communications	25.8%	26.5%		29.0%
Communication Services	7.7%	7.8%		11.6%

Total	17.9%	18.1%		21.4%

SELECTED OPERATING DATA:
Revenue from platform-based services (1)	$1,955,202	$1,886,504	3.6%
Revenue from agent-based services	$742,222	$762,132	-2.6%

WEST CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	December 31,	%
	2013	2012	Change
Current assets:
Cash and cash equivalents	$230,041	$179,111	28.4%
Trust and restricted cash	21,679	14,518	49.3%
Accounts receivable, net	450,189	444,411	1.3%
Deferred income taxes receivable	—	13,148	NM
Prepaid assets	36,032	42,129	-14.5%
Other current assets	83,629	67,775	23.4%

Total current assets	821,570	761,092	7.9%
Net property and equipment	364,765	364,896	0.0%
Goodwill	1,823,921	1,816,851	0.4%
Other assets	476,008	505,314	-5.8%

Total assets	$3,486,264	$3,448,153	1.1%

Current liabilities	$457,642	$457,668	0.0%
Long-term obligations	3,513,470	3,992,531	-12.0%
Other liabilities	255,324	247,640	3.1%

Total liabilities	4,226,436	4,697,839	-10.0%
Stockholders’ deficit	(740,172)	(1,249,686)	40.8%

Total liabilities and stockholders’ deficit	$3,486,264	$3,448,153	1.1%

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). The Company believes adjusted operating income provides a relevant measure of operating profitability and a useful basis for evaluating the ongoing operations of the Company. Adjusted operating income is used by the Company to assess operating income before the impact of IPO-related expenses, expenses terminated in connection with the IPO and non-cash items. Adjusted operating income should not be considered in isolation or as a substitute for operating income or other profitability data prepared in accordance with GAAP. Adjusted operating income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted operating income to operating income.

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands
	Three Months Ended December 31,
	2013	2012	% Change
Operating income	$128,760	$125,142	2.9%
Amortization of acquired intangible assets	13,503	16,736
Share-based compensation	2,401	2,573
Sponsor management/termination fee	—	1,035
M&A and acquisition related costs	234	843

Adjusted operating income	$144,898	$146,329	-1.0%

	Twelve Months Ended December 31,
	2013	2012	% Change
Operating income	$480,214	$478,175	0.4%
Amortization of acquired intangible assets	55,338	65,848
Share-based compensation	10,555	25,849
Sponsor management/termination fee	25,000	4,123
IPO bonus	2,975	—
M&A and acquisition related costs	1,172	1,652
Acquisition earnout reversal	—	(7,887)

Adjusted operating income	$575,254	$567,760	1.3%

Adjusted Net Income, Adjusted EPS, Pro forma Adjusted Net Income and Pro forma Adjusted EPS Reconciliation

Adjusted net income, adjusted EPS, pro forma adjusted net income and pro forma adjusted EPS are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of IPO-related expenses, expenses terminated in connection with the IPO, bond redemption premiums, M&A and acquisition related costs, the expiration of an earn-out payment obligation related to an acquisition and non-cash items.

Adjusted net income should not be considered in isolation or as a substitute for net income or other profitability metrics prepared in accordance with GAAP. Adjusted net income, as presented, may not be comparable to similarly titled measures of other companies.

Pro forma adjusted net income represents adjusted net income after giving effect to pro forma adjusted interest expense. Pro forma adjusted interest expense reflects the impact of lower debt balances and lower interest rates post IPO. This includes the pro forma savings for the full periods from the redemption of the $450 million senior subordinated notes and the pricing amendment to the senior secured term loan facilities completed in February 2013 as if these transactions had been completed January 1, 2013. Pro forma results also present shares outstanding as if the Company’s IPO had been completed January 1, 2013.

Set forth below is a reconciliation of adjusted net income and pro forma net income to net income.

Reconciliation of Adjusted Net Income & Pro forma Net Income from Net Income

Unaudited, in thousands except per share
	Three Months Ended December 31,
	2013	2012	% Change
Net income	$50,331	$32,707	53.9%
Amortization of acquired intangible assets	13,503	16,736
Amortization of deferred financing costs	4,536	4,016
Share-based compensation	2,401	2,573
Sponsor management/termination fee	—	1,035
M&A and acquisition related costs	234	843

Pre-tax total	20,674	25,203
Income tax expense on adjustments	7,362	10,960

Adjusted net income	$63,643	$46,950	35.6%

Diluted shares outstanding	85,088	63,521
Adjusted EPS—diluted	$0.75	$0.74	1.4%

	Twelve Months Ended December 31,
	2013	2012	% Change
Net income	$143,202	$125,541	14.1%
Amortization of acquired intangible assets	55,338	65,848
Amortization of deferred financing costs	18,246	14,606
Accelerated amortization of deferred financing costs	6,603	2,715
Share-based compensation	10,555	25,849
Sponsor management/termination fee	25,000	4,123
IPO bonus	2,975	—
Subordinated debt call premium	16,502	—
M&A and acquisition related costs	1,172	1,652
Acquisition earnout reversal	—	(7,887)

Pre-tax total	136,391	106,906
Income tax expense on adjustments	50,260	42,228

Adjusted net income	$229,333	$190,219	20.6%

Diluted shares outstanding	80,318	63,523
Adjusted EPS—diluted	$2.86	$2.99	-4.3%
Pro forma interest expense change, net of tax	$15,443

Pro forma adjusted net income	$244,776	N/A

Pro forma diluted shares outstanding	84,986
Pro forma adjusted EPS—diluted	$2.88	N/A

Free Cash Flow Reconciliation

The Company believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free cash flow is calculated as cash flows from operations less cash capital expenditures. Free cash flow is not a measure of financial performance under GAAP. Free cash flow should not be considered in isolation or as a substitute for cash flows from operations or other liquidity measures prepared in accordance with GAAP. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of free cash flow to cash flows from operations.

Reconciliation of Free Cash Flow from Operating Cash Flow

Unaudited, in thousands
	Three Months Ended December 31,
	2013	2012	% Change
Cash flows from operations	$107,358	$74,969	43.2%
Cash capital expenditures	40,418	37,629	7.4%

Free cash flow	$66,940	$37,340	79.3%

	Twelve Months Ended December 31,
	2013	2012	% Change
Cash flows from operations	$384,087	$318,916	20.4%
Cash capital expenditures	128,398	125,489	2.3%

Free cash flow	$255,689	$193,427	32.2%

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “earnings before interest expense, taxes, depreciation and amortization.” In evaluating liquidity and performance, the Company uses earnings before interest expense, share based compensation, taxes, depreciation and amortization, and one-time IPO-related expenses, or “adjusted EBITDA.” EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations or other income or cash flows data prepared in accordance with GAAP. EBITDA and adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA are used by certain investors as measures to assess the Company’s ability to service debt. Adjusted EBITDA is also used in the Company’s debt covenants, although the precise adjustments used to calculate adjusted EBITDA included in the Company’s credit facility and indentures vary in certain respects among such agreements and from those presented below. Certain adjustments to adjusted EBITDA were excluded from the calculations below consistent with the adjustments made for adjusted operating income and adjusted net income. Set forth below is a reconciliation of EBITDA and adjusted EBITDA to cash flows from operations and net income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2013	2012	2013	2012
Cash flows from operating activities	$107,358	$74,969	$384,087	$318,916
Income tax expense	27,836	25,170	83,559	82,068
Deferred income tax benefit (expense)	(4,657)	8,999	(8,325)	(1,318)
Interest expense and other financing charges	51,904	77,566	257,696	273,117
Provision for share-based compensation	(2,401)	(2,573)	(10,555)	(25,849)
Amortization of deferred financing costs	(4,536)	(4,016)	(18,246)	(14,606)
Accelerated amortization of deferred financing costs	—	—	(6,603)	(2,715)
Asset impairment	—	—	—	(3,715)
Other	(6)	617	(99)	432
Changes in operating assets and liabilities, net of business acquisitions	279	1,280	(16,773)	36,818

EBITDA	175,777	182,012	664,741	663,148
Provision for share-based compensation	2,401	2,573	10,555	25,849
Sponsor management/termination fee and IPO bonus	—	1,035	27,975	4,123
M&A and acquisition related costs	234	843	1,172	1,652
Acquisition earnout reversal	—	—	—	(7,887)

Adjusted EBITDA	$178,412	$186,463	$704,443	$686,885

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2013	2012	2013	2012
Net income	$50,331	$32,707	$143,202	$125,541
Interest expense and other financing charges	51,904	77,566	257,696	273,117
Depreciation and amortization	45,706	46,569	180,284	182,422
Income tax expense	27,836	25,170	83,559	82,068

EBITDA	175,777	182,012	664,741	663,148
Provision for share-based compensation	2,401	2,573	10,555	25,849
Sponsor management/termination fee and IPO bonus	—	1,035	27,975	4,123
M&A and acquisition related costs	234	843	1,172	1,652
Acquisition earnout reversal	—	—	—	(7,887)

Adjusted EBITDA	$178,412	$186,463	$704,443	$686,885

Unaudited, in thousands	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2013	2012	2013	2012
Cash flows from operating activities	$107,358	$74,969	$384,087	$318,916
Cash flows used in investing activities	$(46,349)	$(36,335)	$(135,508)	$(201,622)
Cash flows used in financing activities	$(42,666)	$(9,287)	$(196,828)	$(33,130)

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